UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed  by  the  Registrant                            [ ]
Filed  by  a  Party  other  than  the  Registrant     [x]

Check  the  appropriate  box:

[ ]     Preliminary  Proxy  Statement
[ ]     Confidential,  for  Use  of  the  Commission Only (as permitted by Rule
         14a-6(e)(2))
[ ]     Definitive  Proxy  Statement
[x]     Definitive  Additional  Materials
[ ]     Soliciting  Material  Under  Rule  14a-12

                              EQUIDYNE CORPORATION
                (Name of Registrant as Specified in its Charter)

                                MFC BANCORP LTD.
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment  of  Filing  Fee  (Check  appropriate  box):

[x]     No  fee  required.
[ ]     Fee  computed  on  table  below  per Exchange Act Rules 14a-6(i)(4) and
        0-11.
        1)   Title of each class of securities to which  transaction  applies:
        2)   Aggregate  number  of  securities to which  transaction  applies:
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        4)   Proposed  maximum  aggregate  value  of  transaction:
        5)   Total  fee  paid:

[ ]     Fee  paid  previously  with  preliminary  materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        1)   Amount  Previously  Paid:
        2)   Form,  Schedule  or  Registration  Statement  No.:
        3)   Filing  Party:
        4)   Date  Filed:

FOR  IMMEDIATE  RELEASE  AUGUST  20,  2003


 MFC BANCORP LTD. ANNOUNCES FAVOURABLE COURT RULING, FILING OF DEFINITIVE PROXY
                    STATEMENT RELATED TO EQUIDYNE CORPORATION


NEW YORK CITY (August 20, 2003) - - - MFC Bancorp Ltd. (Nasdaq: MXBIF and Frankfurt Stock Exchange: MFC GR) today announced the Court of Chancery of the State of Delaware has granted MFC's application and will order that Equidyne Corporation (AMEX: IJX) ("Equidyne" or "the Company") hold a shareholder's meeting on September 9, 2003 ("the Meeting"). MFC's court application had been opposed by Equidyne.

     MFC further announced that it has filed a definitive proxy statement with the Securities and Exchange Commission nominating various individuals for election to the Board of Directors of Equidyne and that it will now begin to solicit proxies for the Meeting.

     MFC believes that Equidyne's current Board of Directors has destroyed shareholder value and has operated the Company in the interests of management as opposed to shareholders. As such, MFC, with the support of Equidyne's largest shareholder, is proposing to replace the current Board of Directors.

     MFC also noted that according to recent filings made by Equidyne with the SEC, the Company's three senior managers received, in aggregate, salaries and bonuses in excess of $800,000 for the year ended July 31, 2003. The current Board of Directors and management of the Company own, in aggregate, only 148,300 shares of Equidyne, or less than 1 % of the shares outstanding.

     Michael Smith, President of MFC, remarked "We have received terrific support from Equidyne shareholders since we filed our preliminary proxy statement, and we are very pleased that we can now begin to solicit proxies for the meeting in September. Recent actions and public disclosure have re-

                                 MORE-MORE-MORE

MFC  BANCORP  LTD.  ANNOUNCES  FAVOURABLE  COURT  RULING
Page  2-2-2

enforced our resolve to replace the Company's Board. Equidyne only had revenues of $14,000 in its most recently reported fiscal quarter, yet management continues to pay themselves excessive compensation. Management has also caused the Company to breach Delaware law by not scheduling its shareholders' meeting on time and to breach Delaware law again by refusing to provide us with timely access to its shareholders list. We believe that recent actions, such as hiring new financial advisors, engaging special counsel and awarding almost 100,000 options to a new director, further erode the Company's assets and are principally aimed at preserving management's jobs. We look forward to establishing a reconstituted board of directors for the Company, which will work positively towards enhancing shareholder value. In the meantime, we have demanded that the Company take no actions outside of the ordinary course of business until the Meeting is held."

     For information on how to vote at the shareholders meeting, please call Georgeson Shareholder Communciations, Inc. toll free at (877) 668-1646 or call collect at (212) 440-9800. For information about MFC, please contact Rene Randall or Roy Zanatta in North America at (604) 683 8286 or Manuel Hertweck in Germany at + (49 30) 20 94 58 00.

About  MFC  Bancorp  Ltd.
-------------------------
     MFC Bancorp Ltd. owns companies that operate in the financial services industry, specialising in merchant banking internationally. To obtain further information on the Company, please visit its web site at www.mfcbancorp.com

Certain statements included herein are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Management of MFC cautions that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause the actual results of operations or financial condition of MFC to differ include, but are not necessarily limited to, the risks and uncertainties discussed in documents filed by MFC with the Securities and Exchange Commission.

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